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                                                                   EXHIBIT 10.24


                       INCENTIVE STOCK OPTION AGREEMENT
                   UNDER THE BORON, LEPORE & ASSOCIATES, INC.
                        1996 STOCK OPTION AND GRANT PLAN


NAME OF OPTIONEE:               Brian Smith

NO./CLASS OF OPTION SHARES:     300,000 Shares of Class A Common Stock

GRANT DATE:                     August 18, 1997

FINAL EXPIRATION DATE:          August 18, 2007

OPTION EXERCISE PRICE/SHARE:    $8.00


     Pursuant to the Boron, LePore & Associates, Inc. 1996 Stock Option and Grant Plan (the "Plan"), Boron, LePore & Associates, Inc., a Delaware corporation (the "Company"), hereby grants to the person named above (the "Optionee"), who is an officer or full-time employee of the Company or any of its subsidiaries, an option (the "Stock Option") to purchase on or prior to the expiration date specified above (the "Expiration Date") all or any part of the number of shares of Class A Common Stock, par value $0.01 per share ("Common Stock"), of the Company indicated above (the "Option Shares"), at the per share option exercise price specified above, subject to the terms and conditions set forth in this Incentive Stock Option Agreement (the "Agreement") and in the Plan. This Stock Option is intended to qualify as an "incentive stock option" as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). To the extent that any portion of the Stock Option does not so qualify (e.g. upon vesting of more than $100,000 of options in any year based on exercise price or in the event of a disqualifying disposition), it shall be

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deemed a non-qualified stock option. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Plan.

     1.   VESTING AND EXERCISABILITY.
          --------------------------

          (a) No portion of this Stock Option may be exercised until such portion shall have vested.

          (b) Except as set forth below and in Section 6, and subject to the determination of the Compensation Committee of the Board of Directors of the Company or the Board of Directors of the Company, as applicable (the "Committee"), in its sole discretion to accelerate the vesting schedule hereunder, this Stock Option shall be vested and exercisable as provided in Schedule A hereto.
----------

          (c) In the event that the Optionee's Service Relationship (as hereinafter defined) with the Company and its subsidiaries terminates for any reason or under any circumstances, including the Optionee's resignation, retirement or termination by the Company, upon the Optionee's death or disability, or for any other reason, regardless of the circumstances thereof, this Stock Option shall no longer vest or become exercisable with respect to any Option Shares not vested as of the date of such termination from and after the date of such termination, except as provided in Section 1(d) and Section 5 of Schedule A hereto, and this Stock Option may thereafter be exercised, to the
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extent it was vested and exercisable on such date of such termination, until the
Expiration Date contemplated by Section 1(d). Except as the Committee may otherwise determine, after either such event this Stock Option shall be null and void as to any Option Shares not then vested. For purposes hereof, a "Service Relationship" shall mean any relationship as an employee, part-time employee or

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consultant of the Company or any subsidiary of the Company such that, for example, a Service Relationship shall be deemed to continue without interruption in the event the Optionee's status changes from full-time employee to part-time employee or consultant.

          (d) Once any portion of this Stock Option becomes vested and exercisable, it shall continue to be exercisable by the Optionee or his successors as contemplated herein at any time or times prior to the earlier of
(i) the date which is 12 months following the date on which the Optionee's Service Relationship with the Company and its subsidiaries terminates due to death or disability or for three months following the date on which the Optionee's Service Relationship with the Company and its subsidiaries terminates if the termination is due to any other reason, except as provided in Section 5 of Schedule A, or (ii) August 18, 2007, subject to the provisions hereof (the
   ----------
"Expiration Date").

          (e) It is understood and intended that this Stock Option shall qualify as an "incentive stock option" as defined in Section 422 of the Code. Accordingly, the Optionee understands that in order to obtain the benefits of an incentive stock option under Section 422 of the Code, no sale or other disposition may be made of any Option Shares within the one-year period beginning on the day after the day of the transfer of such Option Shares to him, nor within the two-year period beginning on the day after the grant of this Stock Option, and that exercise of this Stock Option must occur while Optionee is an employee of the Company or within three months after he ceases to be an employee of the Company (or twelve months in the case of death or disability). If the Optionee disposes (whether by sale, gift, transfer or otherwise) of any such Option Shares within either of these holding periods, he will notify the Company within thirty (30) days after such disposition. The Optionee also agrees to provide

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the Company with any information concerning any such dispositions required by the Company for tax purposes.

     2.   EXERCISE OF STOCK OPTION.
          ------------------------

          (a) The Optionee may exercise only vested portions of this Stock Option and only in the following manner: Prior to the Expiration Date (subject to Section 6 and Schedule A ), the Optionee may deliver a Stock Option Exercise
                 ----------
Notice (an "Exercise Notice") in the form of Appendix A hereto indicating his
                                             ----------
election to purchase some or all of the Option Shares with respect to which this Stock Option has vested at the time of such notice. Such notice shall specify the number of Option Shares to be purchased.

     Payment of the purchase price for the Option Shares may be made by one or more (if applicable) of the following methods: (a) in cash, by certified or bank check or other instrument acceptable to the Option Committee; or (b) if the closing of the first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock of the Company to the public has occurred, then (i) in the form of shares of Common Stock that are not then subject to restrictions under any Company plan and that have been held by the Optionee for at least six months, if permitted by the Committee in its discretion; (ii) by the Optionee delivering to the Company a properly executed Exercise Notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the

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Option Committee shall prescribe as a condition of such payment procedure, or
(c) a combination of (a), (b)(i) and (b)(ii) above. Payment instruments will be received subject to collection.

          (b) Certificates for the Option Shares so purchased will be issued and delivered to the Optionee upon compliance to the satisfaction of the Option Committee with all requirements under applicable laws or regulations in connection with such issuance. Until the Optionee shall have complied with the requirements hereof and of the Plan, the Company shall be under no obligation to issue the Option Shares subject to this Stock Option, and the determination of the Option Committee as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company shall have issued and delivered the Option Shares to the Optionee, and the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full dividend and other ownership rights with respect to such Option Shares.

          (c) Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date, including such date as is contemplated by Section 6 hereof.

     3.   INCORPORATION OF PLAN.  Notwithstanding anything herein to the
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contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan.

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     4.   TRANSFERABILITY.  This Agreement is personal to the Optionee and is
          ---------------
not transferable by the Optionee in any manner other than by will or by the laws of descent and distribution. This Stock Option may be exercised during the Optionee's lifetime only by the Optionee. The Optionee may elect to designate a beneficiary by providing written notice of the name of such beneficiary to the Company, and may revoke or change such designation at any time by filing written notice of revocation or change with the Company; such beneficiary may exercise the Optionee's Stock Option in the event of the Optionee's death to the extent provided herein. If the Optionee does not designate a beneficiary, or if the designated beneficiary predeceases the Optionee, the personal representative of the Optionee may exercise this Stock Option to the extent provided herein in the event of the Optionee's death.

     5.   ADJUSTMENT UPON CHANGES IN CAPITALIZATION.  The shares of stock
          -----------------------------------------
covered by this Stock Option are shares of Class A Common Stock of the Company. Subject to Section 6 hereof, if the shares of Class A Common Stock as a whole are increased, decreased, changed or converted into or exchanged for a different number or kind of shares or securities of the Company, whether through merger or consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment shall be made in the number and kind of shares and in the per share exercise price of shares subject to any unexercised portion of this Stock Option. In the event of any such adjustment in this Stock Option, the Optionee thereafter shall have the right to purchase the number of shares under this Stock Option at the per share price, as so adjusted, which the Optionee could purchase at the total purchase price applicable to this Stock Option immediately prior to such adjustment.

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Adjustments under this Section 5 shall be determined by the Option Committee of the Company, whose determination as to what adjustment shall be made, and the extent thereof, shall be conclusive. No fractional shares of Common Stock shall be issued under the Plan resulting from any such adjustment, but the Company in its discretion may make a cash payment in lieu of fractional shares.

     6.   EFFECT OF CERTAIN TRANSACTIONS.  In the case of  (a) the dissolution
          ------------------------------
or liquidation of the Company; (b) the sale of all or substantially all of the assets of the Company and its Subsidiaries to another person or entity; (c) a merger, reorganization or consolidation in which the holders of the Company's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity immediately upon completion of such transaction; (d) the sale of the outstanding stock of the Company to an unrelated person or entity; or (e) any other transaction or series of transactions effectively constituting a sale of the Company in which the owners of the Company's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity immediately upon completion of such transaction (a "Sale Event"), this Stock Option shall be deemed fully vested and exercisable (to the extent not previously vested) immediately prior to the effective date of (or, if relevant, the record date for determining stockholders entitled to participate in) such transaction, provided that such acceleration and any notice of exercise of options that become vested as a result thereof shall in all cases be subject to and contingent upon the closing or consummation of such transaction. In any case, this Stock Option (with respect to both vested and unvested Stock Options) shall terminate on the effective date of (or, if relevant, the record

                                       7
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date for determining stockholders entitled to participate in) such transaction or event, unless provision is made in such transaction in the sole discretion of the parties thereto for the assumption of this Stock Option or the substitution for this Stock Option of a new stock option of the successor person or entity or a parent or subsidiary thereof, with such adjustment as to the number and kind of shares and the per share exercise price as such parties shall agree to, and, in the case of an assumption, with references to the Company being deemed to refer to such successor entity. In the event of any transaction which will result in such termination, the Company shall give to the Optionee written notice thereof at least fifteen (15) days prior to the effective date of such transaction or the record date on which stockholders of the Company entitled to participate in such transaction shall be determined, whichever comes first. Until the earlier to occur of such effective date or record date, the Optionee may exercise any vested portion of this Stock Option, but after such effective date or record date, as the case may be, the Optionee may not exercise this Stock Option unless it is assumed or substituted by the successor as provided above.

     7.   WITHHOLDING TAXES. The Optionee shall, not later than the date as of
          -----------------
which the exercise of this Stock Option becomes a taxable event for federal income tax purposes, pay to the Company or make arrangements satisfactory to the Committee for payment of any federal, state and local taxes required by law to be withheld on account of such taxable event. Subject to approval by the Committee, the Optionee may elect to have such tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Common Stock to be issued or transferring to the Company, a number of shares of Common Stock with an aggregate Fair Market Value that would satisfy the withholding amount due. For purposes

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of this Section 7 "Fair Market Value" on any given date means the last reported sale price at which Common Stock is traded on such date or, if no Common Stock is traded on such date, the next preceding date on which Common Stock was traded, as reflected on the principal stock exchange or, if applicable, any other national stock exchange on which the Common Stock is traded or admitted to trading. The Optionee acknowledges and agrees that the Company or any subsidiary of the Company has the right to deduct from payments of any kind otherwise due to the Optionee, or from the Option Shares to be issued in respect of an exercise of this Stock Option, any federal, state or local taxes of any kind required by law to be withheld with respect to the issuance of Option Shares to the Optionee.

     8.   MISCELLANEOUS PROVISIONS.
          ------------------------

          (a) EQUITABLE RELIEF.  The parties hereto agree and declare that legal
              ----------------
remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

          (b) CHANGE AND MODIFICATIONS.  This Agreement may not be orally
              ------------------------
changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Optionee.

          (c) GOVERNING LAW.  This Agreement shall be governed by and construed
              -------------
in accordance with the laws of the State of Delaware.

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          (d) HEADINGS.  The headings are intended only for convenience in
              --------
finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.

          (e) SAVING CLAUSE.  If any provision(s) of this Agreement shall be
              -------------
determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

          (f) NOTICES.  All notices, requests, consents and other communications
              -------
shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Optionee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.

          (g) BENEFIT AND BINDING EFFECT.  This Agreement shall be binding upon
              --------------------------
and shall inure to the benefit of the parties hereto, their respective successors, permitted assigns, and legal representatives. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

          (h) COUNTERPARTS.  For the convenience of the parties and to
              ------------
facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

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     The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

                              BORON, LEPORE & ASSOCIATES, INC.

                              By:  /s/ Patrick G. LePore
                                   ----------------------------

                              Title:  President
                                      -------------------------

                           Address:  BORON, LEPORE & ASSOCIATES, INC.
                                     Attention: President
                                     17-17 Route 208 North
                                     Fair Lawn, New Jersey 07410

                              OPTIONEE:


                              /s/ Brian Smith
                              ------------------------------
                              Brian Smith


                              Optionee's Address:

                              ------------------------------

                              ------------------------------


                              DESIGNATED BENEFICIARY:


                              ------------------------------



                              Beneficiary's Address:

                              ------------------------------

                              ------------------------------

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                                   Schedule A
                                   ----------

                                Vesting Schedule
                                ----------------

     1.   Defined Terms.  All capitalized terms used herein and not defined
          -------------
shall have the respective meanings provided in the attached Agreement.

     2.   Time-Based Vesting.  Subject to Section 1(c) of the attached
          ------------------
Agreement, (i) 100,000 of the Option Shares subject to this Stock Option shall vest and become exercisable on the first anniversary of the consummation of an initial public offering of stock by the Company and, if not previously vested, on August 18, 2004 (the "IPO Shares"), and (ii) the remaining 200,000 Option Shares subject to this Stock Option shall vest and become exercisable, to the extent not previously vested, with respect to the following number of Option Shares on the date indicated:


       Incremental (Aggregate Number)
       Of Option Shares Exercisable             Vesting Date
       ----------------------------             ------------
       1. 40,000                                 August 18, 2000
       2. 40,000 (80,000)                        August 18, 2001
       3. 40,000 (120,000)                       August 18, 2002
       4. 40,000 (160,000)                       August 18, 2003
       5. 40,000 (200,000)                       August 18, 2004

      3. Performance Vesting Events.  Notwithstanding anything hereunder to the
         --------------------------
contrary (but subject to Section 1(c) and Section 6 of the attached Agreement), 200,000 of the Option Shares shall vest upon attainment of the Performance Objectives as specified below for 1998 and 1999, subject, however, in each case to the rights of the Committee in its sole discretion to grant whole or partial vesting of one or more tranches of Option Shares notwithstanding failure to attain the specified performance objectives. For purposes of vesting, the Option Shares shall be divided into two equal tranches ("Tranches") of 100,000 shares each (subject to adjustment for stock splits and the like as provided in the attached Incentive Stock Option Agreement). A tranche of up to 100,000 Option Shares will be eligible for vesting in each of 1998 and 1999. Vesting shall be deemed effective as of the last day of the calendar year to which the Performance Objective relates. Determination of whether a Performance Objective has been met will be made conclusively by the Company based on its good faith review of its audited financial statements for the relevant year following preparation thereof. The Performance Objectives will be based upon the Gross Margin Dollars of the Market Connections Company ("MCC") and Contract Sales Organization ("CSO") divisions of the Company, with a subtranche of a maximum of 50,000 per division eligible for vesting annually in 1998 and 1999.

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

      For purposes of the "Performance Objectives":

      . A maximum of 100,000 Option Shares may vest for each of 1998 and 1999. Of such 100,000 Option Shares available for vesting annually in 1998 and 1999, a maximum of 50,000 Option Shares may vest for each of MCC and CSO.

      . After the achievement of the maximum Gross Margin Dollars target specified in 1998 or 1999 for either MCC or CSO, excess Gross Margin Dollars may be applied to the Gross Margin Dollars target in the other division.

      . Gross Margin Dollars equals revenues minus cost of sales properly attributable to the related operations as determined by the Company in good faith.

      . The Gross Margin Dollars targets for each of MCC and CSO which shall constitute the Performance Goals for 1998 and 1999 shall be based upon the financial and strategic objectives set forth in the 1998 and 1999 business plan, as applicable, which is recommended by the CEO of the Company based upon his good faith assessment of the business of MCC and CSO and approved by the Board of Directors of the Company prior to or following the commencement of the applicable fiscal year.

      4. Adjustment of Target Prices in Certain Events. The numbers of Option
         ---------------------------------------------
Shares set forth above will be subject to adjustment in the case of a merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, in which case appropriate and proportionate adjustments shall be made as provided in the attached Incentive Stock Option Agreement, subject to the other terms of such Agreement.

   5. Certain Employment Related Terminations.  Notwithstanding anything herein
      ---------------------------------------
to the contrary, in the event the employment of the Optionee terminates as a result of (i) a termination by the Company without "cause," or (ii) resignation or termination by the Employee due to an uncured, material default by the Company, pursuant to or under the circumstances contemplated by Section 6(f) of the Employment Agreement between the Company and the Optionee dated as of August 18, 1997, then (i) the IPO Shares shall, to the extent not then vested, vest and be exercisable for three months after the termination of employment, and (ii) the 100,000 Option Shares subject to accelerated vesting upon achievement of Performance Goals, as to the Tranches which could have vested in the year in which the termination of employment occurs, shall nonetheless remain in effect (as a non-qualified option, if applicable) until such time as the Company determines whether any portion of the applicable Performance Goal for such year had been obtained, whereupon any applicable

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

portion of the Tranche shall vest and be exercisable for three months after the Company gives the Optionee notice thereof, and the remainder of such Tranche and all other Option Shares which are not then vested shall lapse and terminate. In any case this Stock Option shall terminate as contemplated by Section 6 of the attached Agreement or on the Expiration Date.

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

                                   APPENDIX A

                          STOCK OPTION EXERCISE NOTICE



Boron, LePore & Associates, Inc.
Attention:  Chief Financial Officer
17-17 Route 208 North
Fair Lawn, New Jersey 07410

Dear Sirs:

       Pursuant to the terms of my stock option agreement dated ____________ (the "Agreement") under the Boron, LePore & Associates, Inc 1996 Stock Option and Grant Plan, I, [INSERT NAME] ___________________, hereby [CIRCLE ONE] partially/fully exercise such option by including herein payment in the amount of $_______ representing the purchase price for [FILL IN NUMBER OF OPTION SHARES] __________ option shares. I have chosen the following form(s) of payment:

    [ ]  1. Cash
    [ ]  2. Certified or Bank Check payable to Boron, LePore & Associates, Inc.
    [ ]  3. Other (as described in the Agreement (please describe)) __________.


                              Sincerely yours,



                              ---------------------------------
                              Please Print Name


                              ---------------------------------
                              Signature


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